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                                  Exhibit 23

                    Consent of Yount, Hyde & Barbour, P.C.

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-49538) of BOE Financial Services of Virginia, Inc. and in the Registration Statement on Form S-4 (No. 333-33260) of BOE Financial Services of Virginia, Inc. of our report dated January 5, 2001 which appears in Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2000.

/s/ Yount, Hyde & Barbour P.C.

Winchester, Virginia
April 2, 2001